Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly Report of Globe Photos, Inc. (the “Company”) on Form 10-Q for the three months ended March 31, 2019 filed with the Securities and Exchange Commission (the “Report”), I, Stuart Scheinman, Chief Executive Officer, and I, Evan Bedell, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Stuart Scheinman
Name:	Stuart Scheinman
Title:	Principal Executive Officer
Date:	May 14, 2019

By:	/s/ Evan Bedell
Name:	Evan Bedell
Title:	Principal Financial Officer
Date:	May 14, 2019